UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Andrew Corporation
(Name of Registrant as Specified In Its Charter)

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CommScope to Acquire Andrew Expanding Global Leadership in Infrastructure Solutions for Communications Networks Announcement Presentation to Andrew employees June 27, 2007

Forward Looking Statement This presentation contains forward-looking statements regarding, among other things, the proposed business combination between CommScope and Andrew and the anticipated consequences and benefits of such transaction, and other financial and operational items relating to CommScope and Andrew. Statements made in the future tense, and statements using words such as "intend," "goal," "estimate," "expect," "expectations," "project," "projections," "plans," "anticipates," "believe," "think," "confident" and "scheduled" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not a guarantee of performance and are subject to a number of risks and uncertainties, many of which are difficult to predict and are beyond the control of CommScope or Andrew. These risks and uncertainties could cause actual results to differ materially from those expressed in or implied by the forward-looking statements, and therefore should be carefully considered. Relevant risks and uncertainties relating to the proposed transaction include, but are not limited to: the fact that Andrew may be required to write off a portion of the $412 million of Base Station Subsystems goodwill as a non-cash charge to earnings as reported in Andrew’s quarterly report on Form 10-Q for the period ended March 31, 2007; the risk that required regulatory review and approval may not be obtained in a timely manner, if at all; Andrew's shareholders may not approve the proposed transaction; the anticipated benefits and synergies of the proposed transaction may not be realized; the integration of Andrew's operations with CommScope could be materially delayed or may be more costly or difficult than expected; the proposed transaction may not be consummated; legal proceedings may be commenced by or against CommScope or Andrew. Relevant risks and uncertainties generally applicable to CommScope and Andrew include, but are not limited to: changes in cost and availability of key raw materials and the ability to recover these costs from customers through price increases; customer demand for products and the ability to maintain existing business alliances with key customers or distributors; the risk that internal production capacity and that of contract manufacturers may be insufficient to meet customer demand for products; the risk that customers might cancel orders placed or that orders currently placed may affect order levels in the future; continuing consolidation among customers; competitive pricing and acceptance of products; industry competition and the ability to retain customers through product innovation; possible production disruption due to supplier or contract manufacturer bankruptcy, reorganization or restructuring; successful ongoing operation of our vertical integration activities; ability to achieve expected sales, growth and earnings goals; costs of protecting or defending intellectual property; ability to obtain capital on commercially reasonable terms; regulatory changes affecting us or the industries we serve. For a more complete description of factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission (SEC), which are available on CommScope's website or at www.sec.gov and Andrew’s filings with the SEC, which are available on Andrew’s website or at www.sec.gov. In providing forward-looking statements, neither CommScope nor Andrew intends, and neither undertakes any duty or obligation, to update these statements as a result of new information, future events or otherwise.

Additional Information

In connection with the proposed merger, CommScope intends to file a registration statement with the SEC on Form S-4 and CommScope and Andrew expect to mail a proxy statement/prospectus to Andrew's stockholders containing information about the merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE.

The registration statement and the proxy statement/prospectus will contain important information about CommScope, Andrew, the merger, and related matters. Investors and security holders will be able to obtain free copies of these documents through the web site maintained by the SEC at www.sec.gov. In addition to the registration statement and the proxy statement/prospectus, CommScope and Andrew file annual, quarterly, and special reports, proxy statements, and other information with the SEC. Printed copies of these documents can also be obtained free of charge (other than a reasonable duplicating charge for exhibits to our reports on Form 10-K, Form 10-Q and Form 8-K) by any stockholder who requests them from either CommScope's or Andrew's Investor Relations Department:

Investor Relations
CommScope, Inc.
1100 CommScope Place, SE
P.O. Box 339
Hickory, North Carolina 28602 U.S.A.
Phone: 1-(828)-324-2200
Fax: 1-(828)-982-1708
E-mail: investor.relations@commscope.com

Investor Relations
Andrew Corporation
3 Westbrook Corporate Center
Suite 900
Westchester, Illinois 60154 U.S.A.
Phone: 1-(800)-232-6767 or 1-(708)-236-6616
Fax: 1-(708)-492-3774
E-mail: GlbWWW-Contact-InvestRelations@andrew.com

CommScope, Andrew and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Andrew stockholders in connection with the proposed transaction. Information about CommScope's directors and executive officers and their ownership of CommScope common stock is set forth in the definitive proxy statement for CommScope's 2007 annual meeting of stockholders, as filed by CommScope with the SEC on Schedule 14A on March 16, 2007. Information about Andrew's directors and executive officers and their ownership of Andrew common stock is set forth in the definitive proxy statement for Andrew's 2007 annual meeting of stockholders, as filed by Andrew with the SEC on Schedule 14A on December 29, 2006. Other information regarding the participants in the proxy solicitation will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

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Expanding Global Leadership in “Last Mile” Infrastructure Solutions: Strategic Rationale Builds upon complementary global product offerings Provides customers with a broader array of infrastructure solutions: Video Voice Data Mobility Positive for customers, shareholders and employees CommScope The New CommScope Expands global distribution & manufacturing capabilities Enhances growth opportunities by combining: Marquee brands Innovative technologies Global service models Strengthens industry-leading R&D and intellectual property portfolio Creates scale in procurement, logistics and manufacturing Diversifies top-tier customer base Provides greater potential opportunities for employees

A Compelling Acquisition: Transaction Highlights $15.00 per share for Andrew Corporation (total transaction: $2.6 billion) $13.50 per share in cash plus $1.50 per share in either cash/stock/both Premium 16% over Andrew’s closing price on Tuesday, June 26, 2007 13% over Andrew’s average closing share price for last 30 trading days 21% over Andrew’s average closing share price for last 60 trading days Realistic plan to achieve synergies: Rationalization of redundant locations (>35 factories today on a combined basis) Streamline overhead Procurement savings Adoption of best practices in manufacturing and technology Revenue opportunities identified, but excluded from financial analysis: CommScope’s global Enterprise channel with Andrew’s industry-leading in-building wireless products Andrew global wireless channel with CommScope’s integrated cabinet solutions Potential to expand broadband connectivity product portfolio, among others

CommScope: A Global Leader in “Last Mile” Infrastructure Solutions Enterprise A global leader in structured cabling/connectivity solutions Broadband / Cable Television A global leader in cable for HFC Enterprise 49% Broadband 34% Carrier 17% Carrier (Wireline & Wireless) A leading North American provider of: Environmentally secure cabinets for DSL/FTTN Cable for wireless transmission systems SALES BY SEGMENTS 1 SALES BY GEOGRAPHIC REGION 1 EMEA 15% North America 70% Asia Pacific 8% 1 2006 CommScope Annual Report Latin America 7% Strong financial performance & operational excellence The “Last Mile” is the distribution access or final link to the customer

Andrew: A Global Leader in Wireless Communications Infrastructure SALES BY PRODUCTS 2 SALES BY GEOGRAPHIC LOCATION 2 A leading supplier of antenna and cable products, base station subsystems, network solutions and wireless innovations for the global communications infrastructure market Antenna and Cable Products 58% Base Station Subsystems 24% Network Solutions 4% Satellite Communications 6% Wireless Innovations 8% Asia Pacific 15% EMEA 32% North America 46% 1 Andrew announced its intent to sell the Satellite Communications on May 3, 2007 2 2006 Andrew Annual Report Latin America 7% Antenna and Cable Products: cable/cable products, base station and microwave antennas Base Station Subsystems: power amplifiers, filters/combiners Network Solutions: geolocation, network optimization Wireless Innovations: repeaters, boosters, combiners, duplexers, indoor antennas Satellite Communications1: direct-to-home (DTH), very small aperture terminals (VSAT), earth station antennas and systems, government/radar products

Strong Industry Fundamentals Broadband / Cable TV Competition between MSOs & Telcos Increased demand for bandwidth (video) Enterprise Increasing bandwidth needs Data center consolidation In-building wireless Carrier & Network Solutions Telco infrastructure upgrades Competition between MSOs & Telcos Wireless Antenna & Cable Wireless subscriber growth Network upgrades IP everywhere Globalization

Trends Converging Toward The New CommScope

New Applications + More Devices + **Increasing Global Network Connections** + **Favorable Wireless Trends**



IP VIDEO EVERYWHERE


Global Internet Users
>1B
5M
Broadband
215M
1999
2006

GLOBALIZATION


Global Wireless Subscribers
• Increasing minutes of use
• Handset growth
• Increasing mobile backhaul
• Mobile video service
• Emerging markets
>3.5B
1.7B
2004
2008E

MOBILITY

Greater demand for infrastructure solutions

Sources: Computer Industry Almanac, Lehman Brothers, industry presentations

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“Last Mile” Leadership Throughout the Converged Network Broadband / CATV & Carrier Wireless Network Core Enterprise FTTN Cabinets HFC Network Coaxial Cables FTTN Network Copper Cables

The New CommScope: A Global Leader in "Last Mile" Communications Infrastructure

- Carrier & wireless infrastructure
- Structured cabling/connectivity solutions for Enterprise applications
- Broadband HFC solutions

- Leading technology
- Complementary, strong global channels
- Worldwide manufacturing footprint
- Ongoing end-user demand for bandwidth

SALES SUMMARY [1]



Carrier & Network Solutions 29%
Enterprise 21%
Broadband/ Cable Television 15%
Wireless Antenna & Cable 35%

SALES BY GEOGRAPHIC REGION [1]



Latin America 7%
Asia Pacific 12%
EMEA 24%
North America 57%

Pro forma sales[1] of ~$3.8 billion

1 2006 CommScope & Andrew annual reports. Sales summaries are for illustrative purposes only and are not intended to suggest potential operational alignment or segment reporting assumptions.

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Positive Growth Story— Andrew Over the Past 5 Years Thank You—Your Efforts Improved Andrew’s Value! Stock Price Market Capitalization Employees Revenues 230% $15 (w/transaction) $6.55 400% $2,600 million (w/transaction) $643 million 250% 11,800 4,800 250% $2,146 million (FY06) $864 million Increase Today Fiscal 2002 The CommScope Offer: 8% premium to our 52-week high of $13.91 16% premium to our average 30 day stock price 22% premium to our average 60 day stock price 58% premium to CommScope’s $9.50 offer in August 2006 ($1 billion more!) 112% premium to our 52-week low of $7.08 Andrew employees can be proud of their efforts.....Few, if any, others in our industry can claim positive results like the Andrew team’s!

Creates a global leader in “Last Mile” communications infrastructure Positions company to capitalize on industry trends Achievable synergies; expected to be accretive to cash EPS in the first full year after closing, excluding transition costs Provides full and fair value to Andrew shareholders Fully financed, projected to close by end of 2007 A Compelling Acquisition CommScope strives to provide solutions that are part of the essential fabric for higher-bandwidth networks of the future